UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2007
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-50651 (Commission File Number)	33-0734433 (I.R.S. Employer Identification No.)
10590 West Ocean Air Drive, Suite 200, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Santarus, Inc. (“Santarus”) issued a press release on August 7, 2007 announcing that it and its licensor, the University of Missouri, have received a Paragraph IV Certification Notice from Par Pharmaceutical, Inc. (“Par”) advising of the submission of an Abbreviated New Drug Application (“ANDA”) for omeprazole and sodium bicarbonate capsules, 20 mg/1100 mg and 40 mg/1100 mg.
     Par’s certification letter sets forth allegations that U.S. Patent Nos. 6,645,988; 6,489,346; and 6,699,885; each of which is listed in the Orange Book for ZEGERID® Capsules, are invalid, unenforceable and/or will not be infringed by Par’s manufacture, use, or sale of the product for which the ANDA is submitted. The expiration date for these patents is July 2016.
     Santarus has 45 days to commence a patent infringement lawsuit against Par that would automatically stay, or bar, the U.S. Food and Drug Administration from approving Par’s ANDA for 30 months or until a district court decision that is adverse to Santarus, whichever may occur earlier.
     A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     99.1 Press Release, dated August 7, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: August 7, 2007	By:	/s/ Debra P. Crawford
		Name:	Debra P. Crawford
		Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

99.1	Press Release, dated August 7, 2007